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Exhibit 99(s)

POWER OF ATTORNEY

        That each of the undersigned officers and trustees of BlackRock Dividend Achievers Trust, each a statutory trust formed under the laws of the State of Delaware (the "Trusts"), do constitute and appoint Ralph L. Schlosstein, Robert S. Kapito and Anne F. Ackerley, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trusts pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of each Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of each Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 28th day of October, 2003.

/s/ DR. ANDREW F. BRIMMER Dr. Andrew F. Brimmer Trustee
/s/ RICHARD E. CAVANAGH Richard E. Cavanagh Trustee
/s/ KENT DIXON Kent Dixon Trustee
/s/ FRANK J. FABOZZI Frank J. Fabozzi Trustee
/s/ JAMES CLAYBURN LA FORCE, JR. James Clayburn La Force, Jr. Trustee
/s/ WALTER F. MONDALE Walter F. Mondale Trustee
/s/ RALPH L. SCHLOSSTEIN Ralph L. Schlosstein Trustee
/s/ ROBERT S. KAPITO Robert S. Kapito Trustee and President
/s/ HENRY GABBAY Henry Gabbay Treasurer

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POWER OF ATTORNEY